Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-51020, 333-50892, 333-94727, 333-07421, 33-70386, and 33-60151 of John H.
Harland Company on Form S-8 of our report dated January 30, 2002, appearing in this Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP


Atlanta, Georgia
March 25, 2002